Joint Filer Information

Names: Infinity Capital Partners, L.P., Infinity Capital, LLC, Infinity Management, LLC

Address:                        767 Third Avenue, 16th Floor
                                New York, NY 10017

Designated Filer:               Michael Feinsod

Issuer and Ticker Symbol:       DCAP Group, Inc. (DCAP)

Date of Earliest Transaction
To Be Reported:                 March 30, 2007

The undersigned, Infinity Capital Partners, L.P., Infinity Capital, LLC, and Infinity Management, LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Michael Feinsod with respect to the beneficial ownership of securities of DCAP Group, Inc.

Signatures:

INFINITY CAPITAL PARTNERS, L.P.

By: Infinity Capital, LLC, its General Partner

By: /s/ Michael Feinsod
    -------------------------
    Name: Michael Feinsod
    Title: Managing Member


INFINITY CAPITAL, LLC

By: /s/ Michael Feinsod
    -------------------------
    Name: Michael Feinsod
    Title: Managing Member


INFINITY MANAGEMENT, LLC

By: /s/ Michael Feinsod
    -------------------------
    Name: Michael Feinsod
    Title: Managing Member